1994 SHAREHOLDERS' AGREEMENT

     This 1994 Shareholders' Agreement ("Agreement), dated as of the 15th day of September, 1994, is among ETABLISSEMENTS DELHAIZE FRERES ET CIE "LE LION" S.A., a Belgian corporation ("Delhaize"), DELHAIZE THE LION AMERICA, INC., a Delaware corporation and wholly owned subsidiary of Delhaize ("Detla"), and FOOD LION, INC., a North Carolina corporation (the "Company").

                       STATEMENT OF PURPOSE

     Delhaize and Detla (hereinafter collectively referred to as the "Shareholders") own, in the aggregate, approximately 38.5 percent of the issued and outstanding nonvoting Class A common stock, par value $.50 per share, and 50.3 percent of the of the issued and outstanding voting Class B common stock, par value $.50 per share, of the Company. The Company recognizes the expertise and experience of the Shareholders in the retail food supermarket business and desires to ensure that the Company will continue to benefit from such expertise and experience. The Company and the Shareholders recognize the importance of retaining the current management of the Company, including, without limitation, Tom E. Smith as President and Chief Executive Officer, and desire that management should continue to have full responsibility for the day to day management of the Company, subject to the authority of the Board of Directors. The Shareholders and the Company recognize that they have had a mutually beneficial relationship of longstanding (in part by reason of the corporate governance provisions of certain past agreements among the Shareholders and other past and present management shareholders of the Company) and believe that the continuation of such relationship on a long-term basis is in the best interest of the Company. The Shareholders and the Company further recognize that provision must be made for the nomination of independent directors, requiring certain changes from the corporate governance provisions of such past agreements. The Shareholders and the Company desire to achieve their purposes by entering into this Agreement relating to certain corporate governance matters affecting the Company, including the voting of stock or other securities of the Company now or hereafter owned by the Shareholders.
                             AGREEMENT

     1. Nomination and Election of Directors. Subject to the fiduciary duties of directors under North Carolina law or except as the Board of Directors of the Company by Special Vote
(as defined in subparagraph 3(b) below) shall otherwise direct:

                 (a)  The Company's Board of Directors shall
establish a Nominating Committee of the Board of Directors for the purpose of nominating the slate of directors to be submitted to the shareholders for election at the annual meeting or any meeting of the shareholders at which a director or directors are to be elected and filling any vacancies that may arise from time to time. The composition of the Nominating Committee, the composition of each slate of directors to be nominated and the other responsibilities of the Nominating Committee shall be as set forth below:

                       (i)  The Nominating Committee shall
      consist of three directors, one of whom shall have been designated by the Shareholders, one of whom shall be the Chief Executive Officer of the Company (or his designee from among the members of the Board of Directors of the Company) and one of whom shall be an independent director;

                      (ii)  The slate of directors nominated
      by the Nominating Committee shall consist of ten (10) persons, four (4) of whom shall have been proposed by the Chief Executive Officer of Delhaize (hereinafter the "Delhaize Designees"), two (2) of whom shall have been proposed by the Chief Executive Officer of the Company (hereinafter the "CEO Designees") and four (4) of whom shall be independent directors;

                     (iii)  In the event that any director
      ceases to be a director of the Company, then the Nominating Committee shall nominate an appropriate person to fill such vacancy, selected in the same manner as the director who ceased being director.
      Thus, in the event a Delhaize Designee ceases to be a director, the vacancy left thereby shall be filled by

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      a new Delhaize Designee, in the event a CEO Designee
      ceases to be a director, the vacancy left thereby shall be filled by a new CEO Designee, and in the event an independent director ceases to be a director, the vacancy left thereby shall be filled by a new independent director.

                      (iv)  The Nominating Committee shall
      meet at least once a year to determine the proposed slate of directors to be submitted to the annual meeting of shareholders for election. In addition, it shall meet each time a meeting of the shareholders is called for the purpose of electing one or more directors. It shall also meet within thirty (30) days of notice of any vacancy occurring in the Board of Directors to nominate a director to fill such vacancy. It may solicit the views of other Shareholders of the Company for suggestions with regard to possible independent directors. It will assess the independence of each such candidate (which shall at a minimum require that the candidate not be currently or previously employed, nor currently paid as a consultant, by the Company or its affiliates or officers or by either of the Shareholders or their respective affiliates or officers) and will consider any other potential for conflict of interest of each such candidate. It will determine the appropriate qualifications for directorship and will evaluate candidates against the requisite qualifications;

                      (v)  The Nominating Committee shall
      recommend its slate of directors or any individual nominee to the Board of Directors of the Company. Approval of any such nomination(s) by the Board of Directors shall be by Special Vote. In the event that the Board of Directors fails to approve a slate or any individual nominee proposed by the Nominating Committee, the Nominating Committee shall meet to propose another slate, or nominee, as the case may be, acceptable to the Board of Directors; and




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                      (vi)  Meetings of the Nominating
      Committee shall be held at such place as may from time to time be fixed by the Chairman thereof in the Notice of Meeting. Any meeting may be held without notice if all members are present or if notice is waived in writing either before or after the meeting by those not present. Two members of the Nominating Committee shall constitute a quorum and all decisions of the
        Nominating Committee shall require the affirmative vote of at least two members. The Nominating Committee may take action without a meeting upon unanimous written consent signed by all members of the Nominating Committee. Meetings of the Nominating Committee may be held by means of conference telephone or similar communications equipment and participation in such a meeting shall constitute presence in person at such meeting.

                  (b)  Notwithstanding any provision in this
paragraph 1 to the contrary, if at any time it is determined that the composition of the Company's Board of Directors does not comply with applicable corporate governance rules contained in
Part III, Section 5(c), of Schedule D to the By-Laws of the National Association of Securities Dealers, Inc. or similar rules of any national securities exchange on which the Company's securities may be listed (the "Requirement"), the Nominating Committee shall meet to determine the action necessary to comply with the Requirement and shall recommend such action, including the nomination of an additional director or additional directors and the removal of any director or directors. The Board of Directors, by Special Vote (as defined in subparagraph 3(b) below), shall take such actions as are necessary to comply with the Requirement, but which to the extent possible shall be consistent with the intentions of the parties as set forth in this Agreement.

     2. Voting Agreement. At each election of directors of the Company, the Shareholders shall vote their voting shares as follows:




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                    (i)  In the event cumulative voting is
      not in effect for such election, to elect the slate of directors proposed by the Nominating Committee and approved by the Board of Directors; and

                    (ii) In the event cumulative voting is
      in effect for such election of directors, first, to the extent necessary, to elect the Delhaize Designees and thereafter to retain or remove any such Delhaize Designees as the Shareholders shall direct; second, to the extent possible, to elect the CEO Designees and thereafter to retain or remove any such CEO Designees as the CEO shall direct; and third, to the extent possible, to elect the independent directors nominated by the Committee and thereafter to retain or remove any such independent directors as the Committee shall direct. The Shareholders agree not to participate, directly or indirectly, in any effort to cause cumulative voting to be in effect for any election of directors of the Company.

     3.  By Laws.

           (a) The Finance Committee of the Board of Directors established pursuant to Article 5, Section 2 of the By-Laws of the Company shall be abolished and such By-Law provision shall be repealed.

           (b) During the term of the Agreement, the Company's by-laws shall provide that the Board of Directors may not, without an affirmative vote of at least 70 percent of the directors ("Special Vote"):

                (A)  Approve the nomination of any person
      or persons for election to the Board of Directors or elect a chief executive officer other than Tom E.
      Smith;

                (B)  Authorize any contract involving
      payment by the Company of cash or property valued in excess of $500,000, including, without limitation, the purchase, sale or leasing of property or the incurring


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      of indebtedness, except transactions relating to the
      leasing or construction of stores, warehouses and related facilities or any other transaction in the ordinary course of business;

                (C)  Approve or authorize capital
      expenditures of more than $500,000 in any one instance or $1,000,000 in the aggregate in any fiscal year, except expenditures relating to the leasing or construction of stores, warehouses and related facilities or any other transaction in the ordinary course of business;

                (D)  Authorize the issuance or sale of stock
      or other securities of the Company or any subsidiary of the Company, or options or warrants for or obligations convertible into such stock or securities, except the issuance of stock options or stock or both, as the case may be, pursuant to the Company's 1981 Employee Stock Option Plan, 1983 Employee Stock Option Plan, 1991 Employee Stock Option Plan, Employee Stock Purchase Plan and Employee Stock Ownership Plan and other employee benefit plans approved by the Board of Directors;

                (E)  Sell or otherwise dispose of a
      substantial part of the Company's assets other than in the ordinary course of business;

                (F)  Amend the charter or the by-laws of the
      Company; or

                (G)  Approve for submission to the
      shareholders of the Company for their approval a proposal for the amendment of the Company's charter or the merger or consolidation of the Company with or into any other corporation or the reorganization, recapitalization or liquidation of the Company;
      provided, that any Special Vote approving any action set forth in this paragraph 3(b) may specify other limitations which shall not be exceeded without a further Special Vote.


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           (c)  Subparagraph 3(b) above shall be submitted to the
shareholders of the Company for approval in accordance with the requirements of North Carolina law and shall not be effective until such approval is granted. The Shareholders shall vote each share of common stock of the Company beneficially owned by them in favor of such approval. Until such time as subparagraph 3(b) is approved by the requisite shareholder vote of the Company, subparagraph 3(a) of the 1988 Shareholders Agreement dated as of September 22, 1988 among the Shareholders and Messrs. Tom Smith and Ralph Ketner (the "1988 Shareholders Agreement") shall remain in full force and effect.

     4. Term. This Agreement shall be effective for a term commencing on the earlier of (i) the termination of the 1988 Shareholders Agreement and (ii) September 22nd, 1994, and ending April 30, 2001; provided that this Agreement shall terminate in the event that the Shareholders' aggregate ownership of voting shares of the Company shall be reduced to less than 10% of the aggregate outstanding voting shares of the Company.

     5. Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the Company, Delhaize and Detla and their respective successors and assigns until the expiration of the term of this Agreement. Any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Delhaize, Detla or the Company shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the respective parties would be required to perform it if no such succession had taken place.

     6. Assignment. Neither this Agreement nor any rights hereunder may be assigned without the prior written consent of the other parties hereto and prior to any assignment the assignee must agree in writing to be bound by the terms and conditions of this Agreement.





                                -7-
     7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such state.

     8. Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by a written instrument executed by the parties hereto and, in the case of the Company, approved by a Special Vote of its Board of Directors.

     9. Notices. Any notice or communication given pursuant hereto by any of the parties hereto to the other parties shall be in writing and personally delivered or mailed by registered or certified mail or by telegraphic means as follows:

               If to Delhaize:

                     Etablissements Delhaize Freres
                        et Cie "Le Lion" S.A.
                     rue Osseghem, 53
                     1080 Brussels Belgium

               With a copy to:

                     Gwynne H. Wales, Esq.
                     White & Case
                     1155 Avenue of the Americas
                     New York, New York  10036

               If to Detla:

                     Delhaize The Lion America, Inc.
                     Suite 2160
                     Atlanta Plaza
                     950 East Pace Ferry Road
                     Atlanta, Georgia  30326






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               With a copy to:

                     Gwynne H. Wales, Esq.
                     White & Case
                     1155 Avenue of the Americas
                     New York, New York  10036

               If to the Company:

                     Food Lion, Inc.
                     Post Office Box 1330
                     Salisbury, North Carolina  28145-1330

               With a copy to:

                     Richard Wyatt, P.C.
                     Akin, Gump, Strauss, Hauer
                        & Feld, L.L.P.
                     1333 New Hampshire Ave., N.W.
                     Suite 400
                     Washington, D.C.  20036

or to such other address as hereafter shall be furnished in writing by any Shareholder to the other Shareholders.

     10. Entire Agreement. This Agreement sets forth the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

     11. No Employment. Nothing contained in this Agreement shall be construed to constitute an employment agreement with regard to any person.

     12. Headings. The headings in the Agreement are soley for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.






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     13.  Severability.  If any provision of this Agreement is
held by a court of competent jurisdiction to be invalid, void or unenforceable, the balance of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of such together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                   ETABLISSEMENTS DELHAIZE FRERES
                      ET CIE "LE LION" S.A.

                   ___________________________________
                   By:

                   ___________________________________
                   By:

                   DELHAIZE THE LION AMERICA, INC.

                   ___________________________________
                   By:
                   Its:

                   FOOD LION, INC.

                   ___________________________________
                   By:
                   Its:









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